As filed with the Securities and Exchange Commission on September 1, 1998
                                                     Registration No. 333- _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                            AXENT TECHNOLOGIES, INC.
             (Exact Name of Registrant as specified in its charter)

                       2400 Research Boulevard, Suite 200
                               Rockville, MD 20850
                                 (301) 258-5043
                    (Address of Principal Executive Offices)

    Delaware                          7372                       87-0393420
 (State or other                (Primary Standard              (IRS Employer
  jurisdiction of                   Industrial                 Identification
 incorporation or              Classification Number)           Code Number)
  organization)

                                  ------------

                                 John C. Becker
                      President and Chief Executive Officer
                            AXENT Technologies, Inc.
                       2400 Research Boulevard, Suite 200
                            Rockville, Maryland 20850
                                 (301) 258-5043
            (Name, address, including zip code and telephone number,
                    including area code of agent for service)

                                  ------------

                                   Copies to:
                          Edwin M. Martin, Jr., Esquire
                             Jane K. P. Tam, Esquire
                             Piper & Marbury L.L.P.
                          1200 Nineteenth Street, N.W.
                             Washington, D.C. 20036
                                 (202) 861-3900

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. X
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|___________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|___________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                Proposed
Title of Each Class of        Amount to be   Maximum Aggregate     Amount of
Securities To Be Registered    Registered     Offering Price    Registration Fee
--------------------------------------------------------------------------------
Common Stock, par value          21,250             (1)             $98.00
 $.02 per share
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed maximum aggregate offering price and registration fee are based upon the closing price of $15.625 per share of the Company's Common Stock on August 31, 1998, as reported on the Nasdaq National Market.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                                       1

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 1998

PROSPECTUS
September __, 1998

                                  21,250 SHARES

                            AXENT TECHNOLOGIES, INC.

                                  COMMON STOCK

                                  ------------

     This Prospectus relates to the public offering from time to time of up to an aggregate of 21,250 shares (the "Shares") of Common Stock, par value $.02 per share (the "Common Stock"), of Axent Technologies, Inc., a Delaware corporation (the "Company" or "AXENT"), by the Selling Stockholders named herein. See "Selling Stockholders."

     The Common Stock is traded on the Nasdaq National Market under the symbol "AXNT." On August 31, 1998, the reported closing price of the Company's Common Stock on the Nasdaq National Market was $15.625 per share.

     NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which the Company has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, or may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

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

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No.:
000-28100) pursuant to the 1934 Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 1998 and June 30, 1998;

     3. The Company's Definitive Proxy Statement on Schedule 14A filed with the Commission under the 1934 Act on April 29, 1998;

     4.   The Company's Current Report on Form 8-K dated February 5, 1998;

     5.   The   description   of  Common  Stock   contained  in  the   Company's
          Registration Statement on Form (333-01368); and

     6. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Gary M. Ford, Vice President and General Counsel, AXENT Technologies, Inc., 2400 Research Boulevard, Suite 200, Rockville, Maryland 20850.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

     AXENT is a leading developer and provider of information security solutions designed to manage security policies and protect the integrity of enterprise computer networks, including Internet-based systems, internal networks, and individual servers, workstations and desktop and laptop computers. AXENT emphasizes its ability to address more of the information security issues facing organizations than any other single vendor as well as the functional robustness and multiple platform coverage of its solutions. When combined together, AXENT's products provide a more comprehensive approach to minimizing the risks associated with the inherent vulnerabilities of today's computing environments that provide inviting opportunities for computer hackers, curious or disgruntled employees, contractors and competitors to compromise or destroy sensitive information within the systems or to otherwise disrupt the normal operation of the systems.

     AXENT's products provide security assessment and policy management, intrusion detection, data confidentiality, system and network access control, user administration, activity monitoring, secure authentication solutions for remote network access and virtual private networking capabilities for remote users and remote sites. These products allow customers to create trusted systems and networks that are protected from access, theft and damage by unauthorized users from untrusted systems or networks such as the Internet and also enable the creation of virtual private networks ("VPNs") through the encrypted transmission of information across untrusted networks.

     AXENT expects to continue expanding its product offerings through acquisition, internal development and marketing arrangements to maintain its leadership in the field of information security solutions for enterprise computing environments. While its security management products have been internally developed, AXENT completed acquisitions of AssureNet Pathways, Inc. ("AssureNet") in March 1997 and Raptor Systems, Inc. ("Raptor") in February 1998, which added secure authentication solutions for remote network access and virtual private networking capabilities, network security solutions and secure intranet and Web-access products.

     AXENT's principal executive offices are located at 2400 Research Boulevard, Suite 200, Rockville, Maryland 20850. Its telephone number is (301) 258-5043.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered in evaluating the Company and its business before purchasing shares of the Common Stock offered hereby.

     POTENTIAL SIGNIFICANT FLUCTUATIONS IN QUARTERLY OPERATING RESULTS AND LENGTHY SALES CYCLE. AXENT has experienced significant quarterly fluctuations in its operating results and anticipates such fluctuations in the future. Typically, revenues, operating income and net income for AXENT's fourth quarter are higher than those for the first quarter of the following year. In addition, revenues tend to be lower in the summer months, particularly in Europe, when businesses often defer purchase decisions. AXENT has historically recognized a substantial portion of its license revenues in the last month of each quarter. AXENT generally ships its software products on a trial basis and recognizes revenue upon receipt of a binding obligation by the customer and, as a result, has little or no backlog. Quarterly revenues and operating results therefore depend on the volume and timing of orders received during the quarter, which are difficult to forecast. In addition, consulting service revenues tend to fluctuate as projects, which may continue over several quarters, are undertaken or completed. Operating results may also fluctuate on a quarterly basis due to factors such as the demand for AXENT's products, the introduction of new products and product enhancements by AXENT or its competitors, market acceptance of new products introduced by AXENT or its competitors and the size, timing, cancellation or delay of customer orders, including cancellation or delay of such orders in anticipation of new product introduction or enhancement. AXENT's quarterly operating results are also affected by the budgeting cycles of customers, changes in the proportion of revenues attributable to licenses and service fees, changes in the mix of products sold, changes in the percentage of products sold through AXENT's direct sales force, changes in product pricing, changes in the development of AXENT's direct and indirect distribution channels, competitive conditions in the industry and changes in general economic conditions.

     The value of individual transactions as a percentage of quarterly revenues can be substantial, and particular transactions may generate a substantial portion of the operating profits for the quarter in which they are signed. The sales of AXENT's security products generally involve significant testing by and education of prospective customers as well as a commitment of resources by both parties. For these and other reasons, the sales cycle associated with the sales of AXENT's security products is typically between nine and 12 months and subject to a number of significant risks over which AXENT has little or no control. Because AXENT's staffing and other operating expenses are based on anticipated revenue levels, a substantial portion of which is not typically generated until the end of each quarter, and a high percentage of AXENT's expenses are fixed, delays in the receipt of orders can cause significant variations in operating results from quarter to quarter. In addition, AXENT may expend significant resources pursuing potential sales that will not be consummated. AXENT also may choose to reduce prices or to increase spending in response to competition or to pursue new market opportunities, which may adversely affect AXENT's operating results. Accordingly, AXENT believes that period-to-period comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance. Furthermore, there can be no assurance that AXENT will be able to grow and sustain profitability on a quarterly basis.

     Due to all the foregoing factors, it is likely that in some future quarters AXENT's operating results will be below the expectations of public market analysts and investors. Regardless of the general outlook for AXENT's business, the announcement of quarterly operating results below analyst and investor expectations could have a material adverse effect on the price of AXENT's Common Stock.

     RISKS ASSOCIATED WITH INFORMATION SECURITY MARKET. The market for AXENT's software products is in an early stage of development. Declines in demand for AXENT's products, whether as a result of competition, technological change, the public's perception of the need for security products, developments in the hardware and software environments in which these products operate, general economic conditions or other factors, could have a material adverse effect on AXENT's financial condition or results of operations. In addition, an actual or perceived breach of network or computer security at one of AXENT's customers, regardless of whether such breach is attributable to AXENT's products, could adversely affect the market's perception of AXENT and AXENT's financial condition or results of operations.

     PRODUCT DEVELOPMENT RISKS IN A RAPIDLY CHANGING INDUSTRY. The information security industry is characterized by rapid changes, including frequent new product introductions, continuing advances in technology and changes in customer requirements and preferences. The introduction of new technologies could render AXENT's existing products obsolete or unmarketable or require AXENT to invest resources in products that may not become profitable. The development cycle for AXENT's new products may be significantly longer than AXENT's historical product development cycle, resulting in higher development costs or a loss in market share. There can be no assurance that (i) AXENT will be able to counter challenges to its current products; (ii) AXENT's future product offerings will keep pace with the technological changes implemented by competitors or persons seeking to breach information security; (iii) AXENT's products will satisfy evolving preferences of customers and prospects; or (iv) AXENT will be successful in developing and marketing products for any future technology. Failure to develop and introduce new products and product enhancements in a timely fashion could have a material adverse effect on AXENT's financial condition and results of operations. Because of the complexity of AXENT's software products which operate on or utilize multiple platforms and communications protocols, AXENT has from time to time experienced delays in introducing new products and product enhancements primarily due to development difficulties or shortages of development personnel. There can be no assurance that AXENT will not experience longer delays or other difficulties that could delay or prevent the successful development, introduction or marketing of new products or product enhancements.

     YEAR 2000 COMPLIANCE. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, within the next two years, software and computer systems used by many companies and organizations may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. Although AXENT believes that the current version of its products are Year 2000 compliant, there can be no assurance that AXENT's products are fully Year 2000 compliant in all instances or that AXENT's products will not be operated on operating systems or with other software products that are non-compliant, which may expose AXENT to claims from its customers. In addition, prior versions of certain of AXENT's products may not be Year 2000 compliant unless upgraded with maintenance releases, which may require that customers migrate to more current versions of operating systems, and there can be no assurance that AXENT's disclaimer of warranties and limitations of liability in its license agreements will adequately protect AXENT in the event that any prior versions of its products are not compliant with Year 2000 requirements. Further, AXENT utilizes third-party equipment and software that may not be Year 2000 compliant. AXENT has conducted certain limited tests of third-party software it uses to determine Year 2000 compliance. In connection with the purchase of new software systems for AXENT's internal use, AXENT has received and expects to receive confirmations from software vendors that the software is Year 2000 compliant. Based on the foregoing, AXENT currently has no reason to believe that third-party software programs it anticipates using internally after 1999 will not be Year 2000 compliant or that it will incur significant incremental costs in making Year 2000 fixes in the foreseeable future. However, there can be no assurance that Year 2000 errors or defects will not be discovered in those internal systems and, if such errors or defects are discovered, that the costs of making such systems Year 2000 compliant will not have a material adverse effect on AXENT's business, operating results and financial condition. Also, AXENT has not, to date, conducted a Year 2000 review of its resellers and distributors. As AXENT derives a substantial portion of its revenues from its indirect distribution channel, a Year 2000 error or defect that affected AXENT's resellers or distributors could have a material adverse effect on AXENT's business, financial condition and results of operations. Furthermore, the purchasing patterns of customers or potential customers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. These expenditures may result in reduced funds being available to implement the information security solutions or to purchase products and services such as those offered by AXENT, which could have a material adverse effect on AXENT's business, financial condition and results of operations.

     INTENSE AND CONSTANTLY EVOLVING COMPETITION. Competition in the information security market is intense and constantly evolving, and AXENT expects such competition to increase in the future. AXENT believes that significant competitive factors affecting this market are depth of product functionality, breadth of platform, product quality and performance, conformance to industry standards, product price and customer support. In addition, the ability to rapidly develop and implement new products and features for the market is critical. There can be no assurance that AXENT can maintain or enhance its competitive position against current and future competitors. Significant factors such as the emergence of new products, fundamental changes in computing technology and aggressive pricing and marketing strategies may also affect AXENT's competitive position. Many of these factors are out of AXENT's control.

     MANAGEMENT OF CHANGES. AXENT has experienced changes in its operations that have placed significant demands on AXENT's administrative, operational, technical and financial resources. To compete effectively, both in its domestic and international operations, and to manage future growth, if any, AXENT must continue to strengthen its operational, financial and management information reporting systems, controls and procedures on a timely basis and expand, train and manage its work force. There can be no assurance that AXENT will be able to take such actions successfully. The failure of AXENT's management team to effectively manage change could have a material adverse impact on AXENT's financial condition and results of operations.

     RISKS ASSOCIATED WITH POSSIBLE ACQUISITIONS. In the normal course of its business, AXENT evaluates potential acquisitions of businesses, products and technologies that could complement or expand AXENT's business. In the event AXENT identifies an appropriate acquisition candidate, there is no assurance that AXENT would be able to successfully negotiate the terms of any such acquisition, finance such acquisition and integrate such acquired business, products or technologies into AXENT's existing business and operations. Furthermore, the negotiation of potential acquisitions as well as the integration of an acquired business could cause diversions of management time and resources. There can be no assurance that a given acquisition, whether or not consummated, would not materially adversely affect AXENT's financial condition and results of operations. If AXENT proceeds with one or more additional significant acquisitions in which the consideration consists of cash, a substantial portion of AXENT's available cash could be used to consummate the acquisitions. If AXENT consummates one or more additional significant acquisitions in which the consideration consists of stock, stockholders of AXENT could suffer a significant dilution of their interests in AXENT. If AXENT consummates one or more significant acquisitions accounted for as a purchase, substantial one-time charges for write-offs associated with the acquisition may be incurred, which could impair AXENT's financial position.

     RISK OF LIABILITY DUE TO ERRORS OR FAILURES OF PRODUCT SECURITY FEATURES. Products as complex as those offered by AXENT may contain undetected errors, failures or bugs when first introduced or when new versions are released. AXENT has in the past discovered software errors, failures and bugs in certain of its product offerings after their introduction and has experienced delays or lost revenues during the period required to correct these errors. In particular, the computer environment is characterized by a wide variety of standard and non-standard configurations that make pre-release testing for programming or compatibility errors very difficult and time-consuming. Furthermore, there can be no assurance that, despite testing by AXENT and by others, errors, failures or bugs will not be found in new products or releases after commencement of commercial shipments by AXENT. Errors, failures or bugs in AXENT's products could result in adverse publicity, in product returns, in loss of or delay in market acceptance of AXENT's products or in claims by the customer or others against AXENT although AXENT has not experienced any material losses or claims by customers with respect to errors, failures or bugs in its products. Alleviating such problems could require significant expenditures of capital and resources by AXENT and could cause interruptions, delays or cessation of service to AXENT's customers. AXENT attempts to limit its liability to customers, including liability arising from a failure of the security features contained in AXENT's products, through contractual limitations of warranties and remedies. AXENT's consulting agreements with its customers generally contain provisions designed to limit AXENT's exposure to claims related to negligence or errors or omissions by AXENT's employees and agents. However, some courts have held similar contractual limitations of liability, or the "shrinkwrap licenses" in which they sometimes are embodied, to be unenforceable. Accordingly, there can be no assurance that such limitations will be enforced. AXENT also has insurance providing coverage up to $2,000,000 annually and per occurrence with respect to claims arising from product failure and related loss or damage to data. Notwithstanding that insurance coverage, the consequences of errors, failures or bugs in AXENT's products could have a material adverse effect on AXENT's financial condition and results of operations.

     SALES AND DISTRIBUTION RISKS. Many of the employees in AXENT's sales and marketing organizations have been employed by AXENT for less than two years. In order to support sales growth, if any, AXENT will need to maintain the size of its sales and marketing staff, increase the staff's productivity and expand its indirect distribution channels. There can be no assurance that AXENT will be able to leverage successfully its sales force or that AXENT's sales and marketing organization will successfully compete against the more extensive and well funded sales and marketing organizations of many of AXENT's current and future competitors. AXENT is developing its indirect distribution channels in North America and Europe. There can be no assurance that AXENT will be able to attract and retain third parties that will be able to market AXENT's products effectively and will be qualified to provide timely and cost-effective customer support and service. AXENT's arrangements with its distributors and resellers generally do not contain minimum purchase requirements, and such distributors and resellers may carry competing product offerings. There can be no assurance that any distributor or reseller will continue to represent AXENT's products. The inability to recruit, or the loss of, important sales personnel, distributors or resellers could materially adversely affect AXENT's financial condition and results of operations.

     DEPENDENCE  ON KEY  PERSONNEL.  AXENT's  success  depends to a  significant degree upon the continuing contributions of its key management, sales, marketing, professional services, customer support and product development personnel. The loss of the services of any key employee could adversely affect AXENT's financial condition and results of operations. AXENT believes that its future success will depend in large part upon its ability to attract and retain highly-skilled managerial, sales, marketing, professional services, customer support and product development personnel. AXENT requires consulting services personnel and sales consultants who are highly technically trained in the field of information security, and the competition for such individuals is intense. AXENT has at times experienced, and continues to experience, difficulty in recruiting qualified personnel. Competition for qualified personnel in the software industry is intense, and there can be no assurance that AXENT will be successful in retaining its key employees or that it can attract or retain additional skilled personnel as required.

     RISKS ASSOCIATED WITH INTERNATIONAL SALES. Sales outside the United States accounted for a significant portion of AXENT's net revenues from its information security products in the years ended December 31, 1996 and 1997, respectively. Management expects that international sales will continue to generate a significant portion of AXENT's total revenue. AXENT's international business may be subject to a variety of risks, including costs and risks relating to the establishment and expansion of indirect distribution channels in certain countries or regions, delays in expanding its international distribution channels, difficulties in collecting international accounts receivable from distributors or resellers, and increased costs associated with maintaining international marketing efforts. AXENT's international sales are denominated in the local currency of the country in which the sale was made, and AXENT is subject to the risks associated with fluctuations in currency exchange rates. As AXENT does not currently hedge foreign currency risk, a decrease in the value of any of these foreign currencies relative to the U.S. dollar will affect the profitability in U.S. dollars of AXENT's products sold in these markets. In addition, AXENT is subject to the usual risks of doing business abroad, including increases in duty rates, the introduction of non-tariff barriers and difficulties in enforcement of intellectual property rights. There can be no assurance that these factors will not have a material adverse effect on AXENT's financial condition or results of operations.

     EFFECT OF GOVERNMENT REGULATION OF TECHNOLOGY EXPORTS. AXENT's international sales and operations may be subject to risks such as the imposition of governmental controls, new or changed export license requirements, restrictions on the export of critical technology, trade restrictions and changes in tariffs. While AXENT believes its products are designed to meet the regulatory standards of foreign markets, any inability to obtain foreign regulatory approvals on a timely basis could have a material adverse effect on AXENT's financial condition or results of operations. Certain of AXENT's products are subject to export controls under U.S. law, and AXENT believes it has obtained all necessary export approvals when required. There can be no assurance, however, that the list of products and countries for which export approval is required, and the regulatory policies with respect thereto, will not be revised from time to time. The inability of AXENT to obtain required approvals under these regulations could materially adversely affect the ability of AXENT to make international sales. For example, because of U.S. governmental controls on the exportation of encryption technology, AXENT has been unable to export some of its products with the most robust information security encryption technology and will be required to provide for recovery of encryption keys for access by governmental authorities in order to export products containing Digital Encryption Standard (DES) encryption algorithms. As a result, foreign competitors facing less stringent controls on their products may be able compete more effectively than AXENT in the global information security market. There can be no assurance that these factors will not have a material adverse effect on AXENT's financial condition or results of operations.

     LIMITED PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS. AXENT regards its software as proprietary, and its success and ability to compete is dependent in part upon its proprietary technology and rights. AXENT relies on copyright and trade secret laws, trademarks, confidentiality procedures and contractual provisions to protect its proprietary software, documentation and other proprietary information. Although AXENT holds several patents and has several pending patent applications which cover certain aspects of its technology, such patents and patent applications are unrelated to its information security products. AXENT does not rely upon patent protection and there can be no assurance that AXENT will seek patents on aspects of its technology relating to its information security products, that any such patents will issue or that any such patents will be sufficiently broad to protect AXENT's technology relating to its information security products. Although the effectiveness of AXENT's products is not dependent upon the secrecy of its proprietary technology or licensed technology, the public disclosure of its technology could result in a perception of breached security and reduced effectiveness of AXENT's products, which could have an adverse effect on AXENT's financial condition or results of operations. There also can be no assurance that the confidentiality agreements and other methods on which AXENT relies to protect its trade secrets and proprietary information and rights will be adequate. Litigation to defend and enforce AXENT's intellectual property rights could result in substantial costs and diversion of resources and could have a material adverse effect on AXENT's financial condition and results of operations regardless of the final outcome of such litigation. Despite AXENT's efforts to safeguard and maintain its proprietary rights, there can be no assurance that AXENT will be successful in doing so or that the steps taken by AXENT in this regard will be adequate to deter misappropriation or independent third-party development of its technology or to prevent an unauthorized third party from copying or otherwise obtaining and using AXENT's products, technology or other information that AXENT regards as proprietary. There can also be no assurance that AXENT's trade secrets or non-disclosure agreements will provide meaningful protection of AXENT's proprietary information. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by AXENT or that AXENT's technology will not infringe upon patents or other rights owned by others. AXENT's inability to protect its proprietary rights would have a material adverse effect on AXENT's financial condition and results of operations.

     As the number of information security products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to claims of infringement or misappropriation of the intellectual property or proprietary rights of others. There can be no assurance that third parties will not assert infringement or misappropriation claims against AXENT in the future with respect to current or future products. Further, AXENT may be subject to additional risk as it enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of AXENT's rights may be ineffective in such countries, and technology developed in such countries may not be protectable in jurisdictions where protection is ordinarily available. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention, which could have a material adverse effect on AXENT's financial condition and results of operations. Adverse determinations in such claims or litigation could also have a material adverse effect on AXENT's financial condition and results of operations.

     POSSIBILE VOLATILITY OF SHARE PRICE. The market price of AXENT Common Stock, which is traded on The Nasdaq National Market, may be subject to significant fluctuations in response to operating results, announcements of technological innovations or new products by AXENT or its competitors, patent or proprietary rights developments and market conditions for computer industry stocks in general. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of AXENT Common Stock. The trading prices of many high technology companies' stocks are at or near their historical highs and reflect price/earnings ratios substantially above historical norms. There can be no assurance that the trading price of AXENT Common Stock will remain at or near its current level. Additionally, it is likely that in some future quarters AXENT's operating results will be below the expectations of public market analysts and investors. Regardless of the general outlook for AXENT's business, the announcement of quarterly operating results below analyst and investor expectations could have a material and adverse effect on the price of AXENT's Common Stock.

     CHALLENGES OF INTEGRATION. AXENT acquired Secure Network Consulting, Inc. ("SNCI") in a merger transaction (the "Merger") in July 1998. Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The successful combination of companies in a rapidly changing high technology industry may be more difficult to accomplish than in other industries. The combination of the two companies will require, among other things, integration of the companies' respective offerings and coordination of their sales and marketing efforts. There can be no assurance that such integration will be accomplished smoothly or successfully. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations and addressing possible differences in corporate cultures and management philosophies. The integration of certain operations following the Merger will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined company. The business of the combined company may also be disrupted by employee uncertainty and lack of focus during such integration. The inability of management to successfully integrate the operations of the two companies could have a material adverse effect on the business, results of operations and financial condition of AXENT.

     INCURRENCE OF UNANTICIPATED EXPENSES, DELAYS AND INEFFICIENCIES. AXENT expects to incur various costs of consolidation (such as professional fees and filing fees) in the third quarter of 1998, the quarter in which the Merger was consummated. In addition, unanticipated expenses, delays and inefficiencies may be incurred relating to the integration of the businesses of SNCI and AXENT, including the integration of certain offerings and marketing and administrative functions. Although AXENT expects that the elimination of duplicative expenses as well as other efficiencies related to the integration of the business of SNCI may offset additional expenses over time, there can be no assurance that such net benefit will be achieved in the near term, or at all.

     POSSIBLE DILUTION. Although the companies believe that beneficial synergies will result from the Merger, there can be no assurance that the combining of the two companies' businesses, even if achieved in an efficient and effective manner, will result in increased earnings per AXENT share (taking into consideration the greater number of AXENT shares outstanding as a result of the Merger) or a financial condition superior to that which would have been achieved by AXENT. While neither AXENT nor SNCI anticipates that the Merger will be dilutive for the stockholders of the respective companies over the long term, there can be no assurance that, if the Merger fails to produce the anticipated benefits, it will not have the dilutive effect of causing the per share earnings of the combined company to be lower than they would have been for AXENT if it had not acquired SNCI. Even if the effects of the Merger prove to be as anticipated, there can be no assurance that future earnings will not be adversely affected by any number of economic, market or other factors that are not related to the Merger.

     LOSS OF KEY EMPLOYEES OF SNCI. The successful continuation of SNCI's business by AXENT and the successful integration of the companies' operations depends upon the continued contribution of key employees of SNCI. The loss of key personnel of SNCI could adversely affect the financial condition and results of operation of the combined companies. Competition for qualified personnel, consultants, distributors and resellers is intense, and there can be no assurance that AXENT will be successful in retaining SNCI's key employees.

     FEDERAL INCOME TAX CONSEQUENCES AND CONTINUITY OF INTEREST. One of the requirements for the Merger being treated as a "reorganization" that is generally tax free under the Code is that the "continuity of interest" requirement be met. Under this requirement, holders of SNCI Stock must intend, at the time of the Merger, to retain a portion of their AXENT Common Stock, such that SNCI stockholders, as a group, have a significant equity interest in AXENT after the Merger. If former SNCI stockholders should collectively sell in excess of 50% of the AXENT Common Stock delivered as a consideration of the Merger within a relatively short period after the Closing, for example one to two years, the Internal Revenue Service (the "IRS") may contend that this requirement is not met. In such event, the Merger would be a taxable transaction and former SNCI stockholders would recognize taxable income as of the date of the Merger based on the difference between the tax basis in their shares of SNCI Stock and the fair market value of AXENT Common Stock received by them on that date (even if such fair market value declines after the Merger).

     DIVIDENDS. No dividends have been paid on AXENT Common Stock to date and AXENT does not anticipate paying dividends in the foreseeable future.

     ANTITAKEOVER PROVISIONS. AXENT's Certificate of Incorporation (the "AXENT Certificate") requires that any action required or permitted to be taken by stockholders of AXENT must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing, and requires reasonable advance notice by a stockholder of a proposal or director nomination which such stockholder desires to present at any annual or special meeting of stockholders. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or, if none, the President of AXENT or by the Board of Directors. The AXENT Certificate provides for a classified Board of Directors, and members of the Board of Directors may be removed only for cause upon the affirmative vote of holders of at least two-thirds of the shares of capital stock of AXENT entitled to vote. These provisions, and other provisions of the AXENT Certificate, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of AXENT, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the shares hereunder.

                              SELLING STOCKHOLDERS

     Each of the Selling Stockholders was a stockholder of SNCI. On July 17, 1998, AXENT and Axquisition Three, Inc., a wholly-owned subsidiary ("Merger Sub") entered into an Agreement and Plan of Merger with SNCI providing for the acquisition of SNCI by AXENT pursuant to a merger between SNCI and Merger Sub. In the Merger, which was consummated on July 20, 1998, the shares of capital stock of SNCI owned by the Selling Stockholders were converted, on a pro rata basis, into shares of Common Stock, and SNCI became a wholly owned subsidiary of AXENT. The Selling Stockholders have the right to receive, in the aggregate, 85,000 shares of Common Stock in the Merger, of which they have received an aggregate of 21,250 shares as of the date of this Prospectus. All of these 21, 250 shares may be offered for sale from time to time by the Selling Stockholders pursuant to the registration statement of which this Prospectus is a part.

     The name and address of each of the Selling Stockholders, the positions, offices and other material relationships, if any, of such Selling Stockholders with SNCI prior to Merger, the number of Shares held by such Selling Stockholder following the Merger and the percentage ownership of such Selling Stockholder of the issued and outstanding shares of Common Stock as of August 27, 1998 is set forth below:

                                             POSITION,
                                            OFFICES AND
                                           OTHER MATERIAL   NUMBER    PERCENTAGE
                                           RELATIONSHIPS      OF          OF
NAME                   ADDRESS              WITH AXENT      SHARES    OWNERSHIP

Charles A. Johnson     3201 Cherry Ridge        (1)         5,084         *
                       Suite 323C
                       San Antonio, TX

Craig A. Robinson      3201 Cherry Ridge        (1)         5,084         *
                       Suite 323C
                       San Antonio, TX

James Burdick          3201 Cherry Ridge        (1)         5,084         *
                       Suite 323C
                       San Antonio, TX

Andrea M. Bridgehouse  3201 Cherry Ridge        (1)         1,272         *
                       Suite 323C
                       San Antonio, TX

Michael D. Calder      3201 Cherry Ridge        (1)         1,526         *
                       Suite 323C
                       San Antonio, TX

John R. Hanck          3201 Cherry Ridge        (1)          102          *
                       Suite 323C
                       San Antonio, TX

Brian E. Keenan        3201 Cherry Ridge        (1)          762          *
                       Suite 323C
                       San Antonio, TX

Scott A. Miller        3201 Cherry Ridge        (1)         1,016         *
                       Suite 323C
                       San Antonio, TX

Kris M. Ramsey         3201 Cherry Ridge        (1)         1,016         *
                       Suite 323C
                       San Antonio, TX

Gloria Silvestro       3201 Cherry Ridge        (1)          254          *
                       Suite 323C
                       San Antonio, TX

Richard D. Turnage     3201 Cherry Ridge        (1)          50           *
                       Suite 323C
                       San Antonio, TX

-----------------

* Indicates less than 1% of the total number of shares of Common Stock outstanding.

(1) All of the Selling Stockholders are employees of SNCI, a subsidiary of AXENT. Prior to the Merger, Charles Johnson was Chief Executive Officer and President of SNCI, Craig Robinson was Chief Operating Officer and Vice President and James Burdick was Chief Technical Officer and Vice President.

                              PLAN OF DISTRIBUTION

     An aggregate of 21,250 shares of Common Stock are being registered to permit public secondary sales of the shares of Common Stock by the Selling Stockholders, or any of them, from time to time after the date of this Prospectus. The Company anticipates that the Selling Stockholders may sell all or a portion of the Common Stock from time to time through the Nasdaq National Market and may sell Common Stock to or through one or more broker-dealers at prices prevailing on such Nasdaq National Market at the times of such sales. The Selling Stockholders may also make private sales directly or through one or more broker-dealers. Broker-dealers participating in such transactions may receive compensation in the form of discounts, concessions or commissions (including, without limitation, customary brokerage commissions) from the Selling Stockholders effecting such sales. The Selling Stockholders and any broker-dealers who act in connection with sales of Common Stock may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Common Stock might be deemed to be underwriting discounts and commissions under the Securities Act. In effecting sales, broker-dealers engaged by a Selling Stockholder may arrange for other broker-dealers to participate.

     The Selling Stockholders will pay all discounts and selling commissions (if any), fees and expenses of counsel and other advisors to the Selling Stockholders, or any of them, and any other expenses incurred in connection with the registration and sale of the Common Stock, other than the registration fee payable to the Securities Exchange Commission hereunder, the listing fee to be paid for listing the shares of Common Stock on the Nasdaq National Market, fees and expenses relating to the registration or qualification of the shares of Common Stock pursuant to any applicable state securities or "blue sky" laws and the fees and expenses of the Company's counsel and independent accountants, which will be paid by the Company.

                                  LEGAL MATTERS

     Counsel for the Company, Piper & Marbury L.L.P., Washington, D.C., has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and nonassessable.

                                     EXPERTS

     The consolidated financial statements of AXENT appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by PricewaterhouseCoopers L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses and costs expected to be incurred in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

     Securities and Exchange Commission filing fee............    $     98
     Nasdaq listing fees......................................       2,000
     Printing expenses........................................         -0-
     Legal fees and expenses..................................       5,000
     Accounting fees and expenses.............................         500
     Transfer agent and registrar fees........................         -0-
     Miscellaneous expenses...................................         -0-
                                                                 ---------
         Total                                                    $  7,598

     All expenses will be borne by AXENT Technologies, Inc.

15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's Bylaws include provisions to require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary.
Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

16. EXHIBITS

     The following exhibits are filed or incorporated by reference, as stated below:

Exhibit Number                           Description

 3.1 (1) Amended and Restated Certificate of Incorporation of AXENT.
 3.2 (2) Amended and Restated Bylaws of AXENT.
 4.1 (1) Specimen stock certificate for shares of Common Stock of AXENT.
 5.1*    Opinion of Piper & Marbury L.L.P.
10.1 (1) AXENT's 1991 Amended and Restated Stock Option Plan.
10.2 (3) AXENT's 1996 Amended and Restated Stock Option Plan.
10.3 (3) AXENT's 1996 Amended and Restated Directors' Stock Option Plan.
10.8 (1) Settlement Agreement effective as of September 13, 1991, by and among AXENT and the parties thereto.
10.9 (1) Form of Indemnification Agreement between AXENT and its directors and executive officers.

10.11(1) Lease Agreement dated as of September 6, 1995, by and between  Research
         Grove Associates and AXENT.
10.12(1) Lease of Real  Property  dated as of March 7, 1995,  by and between TNK
         Associates and AXENT.
10.13(1) Deed of Lease  dated as of March 14,  1995 by and  between  Bill Harris
         Music, Inc. and AXENT.
10.14(1) Agreement  dated as of December  30,  1987,  by and between  AXENT and
         William R. Davy.
10.15(1) Agreement  dated as of September  20, 1990,  by and between  AXENT and
         William R. Davy.
10.16(1) Agreement  dated as of  November  7, 1991,  by and  between  AXENT and
         William R. Davy.
10.17(4) Memorandum  of  Understanding   regarding  certain   compensation  and
         severance matters relating to Richard A. Lefebvre, dated July 22, 1997. 10.18(1) Severance Arrangement for John C. Becker, dated October 16, 1992. 10.19(1) Severance Arrangement for Brett Jackson, dated October 16, 1992. 10.20(1) AXENT's Officer/Vice President Severance Policy.
10.21(1) Exclusive  Distributor License Agreement,  effective as of December 31,
         1995, between AXENT and Raxco Software, Inc.
10.22(1) Administrative  Services Agreement,  effective as of December 31, 1995, between the Company and Raxco Software, Inc.
10.24(1) Agreement and Plan of  Separation,  effective as of December 31, 1995, between AXENT and Raxco Software, Inc.
10.29(3) Amended Agreement and Plan of Merger among AXENT Axquisition, Inc., and
         AssureNet Pathways, Inc, dated as of January 6, 1997 and amended February 26, 1997.
10.30(5) AXENT's 1998 Employee Stock Purchase Plan.
10.31(5) AXENT's 1998 Incentive Stock Plan.
10.32(5) AXENT's Exchange Option Plan for Optionees of Raptor Systems, Inc. 10.33(5) Agreement and Plan of Merger among AXENT, Axquisition Two, Inc. and
         Raptor Systems, Inc. dated as of December 1, 1997.
21.1 (6) Subsidiaries of the Registrant.
23.1*    Consent of PricewaterhouseCoopers L.L.P., Independent Auditors.

--------------------------------------------------------------------------------
(1) Previously filed as an exhibit to AXENT's Registration Statement on Form S-1 (File No. 333-01368) and incorporated herein by reference.
(2) Previously filed as an exhibit to AXENT's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1996.
(3) Previously filed as an exhibit to AXENT's Registration Statement on Form S-4 (File No. 333-20207) and incorporated herein by reference.
(4) Previously filed as an exhibit to AXENT's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1997.
(5) Previously filed as an exhibit to AXENT's Registration Statement on Form S-4 (File No. 333-43265) and incorporated herein by reference.
(6) Previously filed as an exhibit to AXENT's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-28100) and incorporated herein by reference.
*    Filed herewith.

17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1993 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on August 31, 1998.


                                       AXENT TECHNOLOGIES, INC.



                                       By: /s/ John C. Becker
                                           -------------------------------
                                           John C. Becker
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John C. Becker, Gary M. Ford and Edwin M. Martin, Jr., his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                     Title                          Date


/s/ John C. Becker                   President,                  August 31, 1998
----------------------------   Chief Executive Officer
       John C. Becker               and Director


/s/ Robert B. Edwards, Jr.         Vice President,               August 31, 1998
----------------------------   Chief Financial Officer
   Robert B. Edwards, Jr.           and Treasurer


/s/ Richard A. Lefebvre         Chairman of the Board            August 31, 1998
----------------------------         and Director
     Richard A. Lefebvre

/s/ Gabriel A. Battista               Director                   August 27, 1998
----------------------------
     Gabriel A. Battista


/s/ John F. Burton                    Director                   August 27, 1998
----------------------------
       John F. Burton


/s/ Timothy A. Davenport              Director                   August 27, 1998
----------------------------
    Timothy A. Davenport


/s/ Robert A. Steinkrauss             Director                   August 27, 1998
----------------------------
    Robert A. Steinkrauss